UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008 (May 28, 2008)
Concho Resources Inc.
(Exact name of registrant as specified in its charters)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 1300
Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (432) 683-7443
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 28, 2008, the Board of Directors of Concho Resources Inc. (the “Company”) appointed President and Chief Operating Officer Steven L. Beal, on an interim basis, to the office of Chief Financial Officer of the Company, effective immediately upon the previously announced departure of Curt F. Kamradt from such office, which is expected to occur June 23, 2008. The Company has begun a search process for a permanent Chief Financial Officer. Mr. Beal will retain his duties as the Company’s current President and Chief Operating Officer.
     The additional biographical and other information concerning Mr. Beal required by Item 5.02(c) of Form 8-K was previously reported in the Company's Annual Report on Form 10-K filed March 28, 2008 and definitive proxy statement relating to the Company's 2008 Annual Meeting of Stockholders filed April 29, 2008, and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: June 3, 2008	By:	/s/ DAVID W. COPELAND
David W. Copeland
Vice President and General Counsel